For the fiscal year ended (a) December 31, 1996
File number (c) 811-2896

                         SUB-ITEM 77-0

                           EXHIBITS

          Transactions Effected Pursuant  to  Rule
10f-3


1.   Name of Issuer
       ARCH Comm Group

2.   Date of Purchase
       3/7/96

3.   Number of Securities Purchased
       85,000

4.   Dollar Amount of Purchase
      $5,001,315

5.   Price Per Unit
      58.839

6.   Name(s) of Underwriter(s) or Dealer(s)
     From whom Purchased
      Prudential Securities Incorporated

7.   Other Members of the Underwriting Syndicate


EXHIBIT A

UNDERWRITER
Goldman, Sachs & Co.
Lehman Brothers
Toronto Dominion Securities (USA) Inc.


For the fiscal year ended (a) December 31, 1996
File number (c) 811-2896

                         SUB-ITEM 77-0

                           EXHIBITS

          Transactions Effected Pursuant  to  Rule
10f-3


1.   Name of Issuer
       Iron Mountain Inc.

2.   Date of Purchase
       9/26/96

3.   Number of Securities Purchased
       24,000

4.   Dollar Amount of Purchase
      $2,400,000

5.   Price Per Unit
      $100.00

6.   Name(s) of Underwriter(s) or Dealer(s)
     From whom Purchased
      Donaldson, Lufkin & Jenrette

7.   Other Members of the Underwriting Syndicate
       See Exhibit A



EXHIBIT A

UNDERWRITER
Bear, Stearns & Co. Inc.
Prudential Securities Incorporated




For the fiscal year ended (a) December 31, 1996
File number (c) 811-2896

                         SUB-ITEM 77-0

                           EXHIBITS

          Transactions Effected Pursuant  to  Rule
10f-3


1.   Name of Issuer
       Costilla Energy

2.   Date of Purchase
       10/3/96

3.   Number of Securities Purchased
       33,000

4.   Dollar Amount of Purchase
      $3,300,000

5.   Price Per Unit
      $100.00

6.   Name(s) of Underwriter(s) or Dealer(s)
     From whom Purchased
      Nations Bank

7.   Other Members of the Underwriting Syndicate
       See Exhibit A



EXHIBIT A

UNDERWRITER
Prudential Securities Incorporated